Exhibit 4.1
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2025, Chimera Investment Corporation had eight classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
oour common stock, par value $0.01 per share;
oour 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”);
oour 8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”);
oour 7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”);
oour 8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”);
oour 9.000% Senior Notes due 2029 (the “9.000% Notes”);
oour 9.250% Senior Notes due 2029 (the “9.250% Notes”); and
oour 8.875% Senior Notes due 2030 (the “8.875% Notes”).
Description of Capital Stock
The following description of the terms of our capital stock is only a summary. This summary is not complete and is qualified by the provisions of our charter and bylaws, which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated by reference herein, and the Maryland General Corporation Law (the “MGCL”).
General
Our charter provides that we may issue 266,666,667 shares of stock, consisting of 166,666,667 shares of common stock, par value of $0.01 per share, and 100,000,000 shares of preferred stock, par value of $0.01 per share. Of the preferred stock, 6,210,000 shares have been further classified as Series A Preferred Stock, 13,800,000 shares have been further classified as Series B Preferred Stock, 11,500,000 shares have been further classified as Series C Preferred Stock and 8,510,000 shares have been further classified as Series D Preferred Stock. As of December 31, 2025, 83,402,145 shares of common stock, 5,800,000 shares of Series A Preferred Stock, 13,000,000 shares of Series B Preferred Stock, 10,400,000 shares of Series C Preferred Stock and 8,000,000 shares of Series D Preferred Stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under the MGCL, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.
Power to Reclassify Shares of Our Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and

Exhibit 4.1
terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.
Power to Issue Additional Shares of Common Stock and Preferred Stock
We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.
Restrictions on Ownership and Transfer
To qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.
Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock, excluding any shares of capital stock not treated as outstanding for U.S. federal income tax purposes.
Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), will be required to give notice immediately (or, in the case of a proposed transaction, give at least 15 days written notice) to us and provide us with such other information as we may request to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Exhibit 4.1
Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel to determine or ensure our status as a REIT.
Any attempted transfer of our securities that, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust is ineffective to prevent the violation of the ownership limit, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held by the trustee will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends or other distributions, and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to the MGCL, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the securities. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trustee, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

Exhibit 4.1
In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or distributions paid to the proposed transferee on the securities and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the securities. Upon such a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
All certificates representing the securities will bear a legend referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.
Certain Provisions of the MGCL and of Our Charter and Bylaws
We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the MGCL.
Classification of Board of Directors, Vacancies and Removal of Directors
Our charter and bylaws provide for a classified board of directors consisting of up to 15 directors. Our charter provides that our directors shall be divided into three classes. As of December 31, 2025, the number of directors in each class and the expiration of each class term are as follows:

Class I	3 Directors	Expires 2026
Class II	2 Directors	Expires 2027
Class III	2 Directors	Expires 2028
At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected for a term expiring at the annual meeting of stockholders held in

Exhibit 4.1
the third year following the year of their election and until their successors are duly elected and qualify, and the directors in the other two classes will continue in office. A classified board of directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a classified board of directors could prevent stockholders who do not agree with the policies of our board of directors from replacing a majority of the board of directors for two years, except in the event of removal for cause.
Any vacancy on our board of directors may be filled only by a majority of the remaining directors (even if the remaining directors do not constitute a quorum), except as may be provided by the board of directors in setting the terms of any class or series of stock. Any individual so elected director will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Our charter provides that a director may be removed at any time, but only for cause (as defined in our charter) upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.
Indemnification
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and without requiring a preliminary determination of the

Exhibit 4.1
ultimate entitlement to indemnification, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager or partner and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any individual who served a predecessor of ours in any of the capacities described above and any employee or agent of us or a predecessor of ours.
Limitation of Liability
The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter provides for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.
Maryland Business Combination Act
The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:
oany person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
oan affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.
A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:
o80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

Exhibit 4.1
otwo-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.
The board of directors has by resolution exempted any business combinations from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to any business combinations unless the board of directors later resolves otherwise.
Maryland Control Share Acquisition Act
Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer, directly or indirectly, to exercise or direct the exercise of voting power in electing directors within one of the following ranges of voting power:
oone-tenth or more, but less than one-third, of all voting power;
oone-third or more, but less than a majority, of all voting power; or
oa majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our board of directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.
If voting rights are not approved at a meeting of stockholders, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:
othe last control share acquisition; or
othe meeting where stockholders considered and did not approve voting rights of the control shares.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that

Exhibit 4.1
stockholders would be able to force us to redeem the stock for fair value. Under the MGCL, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Amendment to Charter and Bylaws
Except for charter amendments relating to the (a) removal of directors, (b) the classification of preferred shares, (c) restrictions on ownership and transfer and (d) the vote required to amend the amendment provision (which must be advised by our board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter), amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws may be amended by our board of directors or by the affirmative vote of our stockholders entitled to cast two-thirds of all of the votes entitled to be cast on the matter.
Extraordinary Transactions
Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless it is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions will be effective and valid if declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The MGCL also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:
oa classified board;
oa two-thirds vote requirement for removing a director;
oa requirement that the number of directors be fixed only by the board of directors;

Exhibit 4.1
oa requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or
oa majority requirement for the calling of a special meeting of stockholders.
Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require, unless called by the chairman of our board of directors, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders, (b) require that the number of directors be fixed only by the board of directors, (c) have a classified board of directors and (d) have a two-thirds vote requirement for the removal of director. We have elected in our charter to be subject to the provisions of Subtitle 8 whereby any vacancy on the board of directors is filled only by a vote of the remaining directors (whether or not they constitute a quorum) for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
Meetings of Stockholders
Under our bylaws and pursuant to the MGCL, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder or stockholders must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
owith respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
opursuant to our notice of the meeting;
oby or at the direction of our board of directors; or
oby a stockholder who was a stockholder of record at the record date set by our board for the meeting, at the time of giving of the notice required by our bylaws and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and
owith respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only:

Exhibit 4.1
oby or at the direction of our board of directors; or
oprovided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.
The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.
Exclusive Forum
Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or our stockholders, (c) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the MGCL or the our charter or our bylaws, or (d) any other action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.
Transfer Agent and Registrar
Computershare Inc., 480 Washington Blvd., 27th Floor, Jersey City, New Jersey 07310-1900, is the transfer agent and registrar for our stock. Its website is www.computershare.com and its telephone number is (800) 301-5234.

Exhibit 4.1
Description of Common Stock
The following description of the terms of our common stock is only a summary. This summary is not complete and is qualified by the provisions of our charter and bylaws, which have been filed with the SEC and incorporated by reference herein, and the MGCL.
General
Our charter provides that we may issue up to 166,666,667 shares of common stock, par value of $0.01 per share. As of December 31, 2025, 83,402,145 shares of common stock were issued and outstanding.
Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, all shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “CIM”.
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

Exhibit 4.1
Description of the Series A Preferred Stock
The following description of certain terms of the Series A Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary designating the terms of the Series A Preferred Stock, our bylaws and Maryland law. In this section, (i) our “Junior Stock” means our common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (ii) our “Parity Stock” means our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and any class or series of stock issued by us that by its terms ranks on parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.
General
Pursuant to our charter, our board of directors and a committee of the board classified and designated 6,210,000 shares of the Series A Preferred Stock, par value of $0.01 per share. As of December 31, 2025, 5,800,000 shares of the Series A Preferred Stock were issued and outstanding.
Our board of directors may, without the approval of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares.
Listing
Our Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “CIM PRA”.
Transfer Agent and Registrar
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is Computershare Trust Company, N.A.
Maturity
The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series A Preferred Stock.
Ranking
The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

Exhibit 4.1
osenior to all classes or series of our common stock and any other Junior Stock we may issue;
oon a parity with our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock any Parity Stock, we may issue;
ojunior to any Senior Stock we may issue; and
oeffectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.
Dividends
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.00% of the $25.00 per share liquidation preference per annum (equivalent to $2.00 per annum per share). Dividends on the Series A Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the 30th day of each December, March, June and September (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the articles supplementary designating the Series A Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by our board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
No dividends on shares of Series A Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment thereof or provides that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future dividends on our common stock and preferred stock, including the Series A Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual

Exhibit 4.1
distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series A Preferred Stock or what the actual dividends will be for any future period.
Except as noted below, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or other Parity Stock we may issue and no other distribution may be declared or made upon our common stock or other Junior Stock or our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or other Parity Stock we may issue. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series A Preferred Stock and all Parity Stock we may issue). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any Parity Stock we may issue, all dividends declared upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series A Preferred Stock will not be entitled to any further payment.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred

Exhibit 4.1
Stock and any Parity Stock we may issue, then the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series A Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under the MGCL with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock will not be added to our total liabilities.
Redemption
The Series A Preferred Stock is not redeemable by us prior to October 30, 2021, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).
Optional Redemption. On and after October 30, 2021, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “— Conversion Rights” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

Exhibit 4.1
othe acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
ofollowing the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem Series A Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:
othe redemption date;
othe number of shares of Series A Preferred Stock to be redeemed;
othe redemption price;
othe place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;
othat dividends on the shares to be redeemed will cease to accumulate on the redemption date;
oif applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
oif such redemption is being made in connection with a Change of Control, that the holders of the shares of Series A Preferred Stock being so called for redemption will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and that each share of Series A Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the Series A Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock, except as to the holder to whom notice was defective or not given.
Holders of shares of Series A Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then

Exhibit 4.1
from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of our issued and outstanding stock (which includes the Series A Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise permitted in our charter, we will redeem the requisite number of shares of Series A Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of our issued and outstanding stock or violate any other restriction or limitation of our stock set forth in our charter. See “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
Immediately prior to any redemption of Series A Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series A Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter.
Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series A Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred

Exhibit 4.1
stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
othe quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
othe “Share Cap,” originally 3.3557, now 1.118567 as a result of a reverse stock split of the Common Stock at a ratio of 1-for-3 (the “Reverse Stock Split”), subject to certain adjustments as described below.
Notwithstanding anything in the articles supplementary designating the Series A Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series A Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of

Exhibit 4.1
shares of the Series A Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such shares of the Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series A Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series A Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series A Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
othe events constituting the Change of Control;
othe date of the Change of Control;
othe last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;
othe method and period for calculating the Common Stock Price;
othe Change of Control Conversion Date;
othat if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series A Preferred Stock, holders of Series A Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of

Exhibit 4.1
Series A Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
oif applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;
othe name and address of the paying agent, transfer agent and conversion agent for the Series A Preferred Stock;
othe procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series A Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
othe last date on which holders of Series A Preferred Stock may withdraw shares of Series A Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series A Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent, therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series A Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
othe relevant Change of Control Conversion Date;
othe number of shares of Series A Preferred Stock to be converted; and
othat the shares of the Series A Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series A Preferred Stock.
The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if

Exhibit 4.1
more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
othe number of withdrawn shares of Series A Preferred Stock;
oif certificated shares of Series A Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and
othe number of shares of Series A Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series A Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series A Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such shares of the Series A Preferred Stock into shares of our common

Exhibit 4.1
stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder. Please see “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series A Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more full quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable, including the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) and the holders of Series A Preferred Stock, voting as a single class with the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period will have been fully paid. In that case, the right of holders of Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series A Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series A Preferred Stock (voting together as a single class with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series A Preferred Stock and the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series A Preferred Stock when they have the voting rights described in this paragraph, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual

Exhibit 4.1
meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.
On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of the outstanding Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable.
Any director elected by holders of shares of Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any class or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without, cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any class or series of preferred stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable).
So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock, outstanding at the time, voting together as a single class with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of Series A Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series A Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series A Preferred Stock; and, provided further, that any increase in the amount of the authorized Series A Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series A Preferred

Exhibit 4.1
Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series A Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
Except as expressly stated in the articles supplementary designating the Series A Preferred Stock, the Series A Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series A Preferred Stock have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series A Preferred Stock.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.chimerareit.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
In order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. These provisions may restrict the ability of a holder of Series A Preferred Stock to convert such stock into our common stock as described above under “—Conversion Rights.” Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
Preemptive Rights
No holders of Series A Preferred Stock, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Book-Entry Procedures
DTC acts as securities depositary for the Series A Preferred Stock. We have issued one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These

Exhibit 4.1
certificates represent the total aggregate number of shares of Series A Preferred Stock. We have deposited these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to holders of the Series A Preferred Stock for the shares of Series A Preferred Stock that are purchased, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of
Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When shares of Series A Preferred Stock are purchased within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. Holders of the Series A Preferred Stock will be considered to be the “beneficial owner” of the Series A Preferred Stock. Such beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.
Holders of the Series A Preferred Stock will not receive written confirmation from DTC of the purchase. The Direct or Indirect Participants through whom the Series A Preferred Stock were purchased should send such holders written confirmations providing details of the transactions, as well as periodic statements of the holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Exhibit 4.1
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as a holder of the Series A Preferred Stock, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series A Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Exhibit 4.1
Description of the Series B Preferred Stock

The following description of certain terms of the Series B Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary designating the terms of the Series B Preferred Stock, our bylaws and Maryland law. In this section, (i) our “Junior Stock” means our common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (ii) our “Parity Stock” means our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and any class or series of stock issued by us that by its terms ranks on parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.
General
Pursuant to our charter, our board of directors and a committee of the board classified and designated 13,800,000 shares of the Series B Preferred Stock, par value of $0.01 per share. As of December 31, 2025, 13,000,000 shares of the Series B Preferred Stock were issued and outstanding.
Our board of directors may, without the approval of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred Stock or designate additional shares of the Series B Preferred Stock and authorize the issuance of such shares.
Listing
Our Series B Preferred Stock is listed on the New York Stock Exchange under the symbol “CIM PRB”.
Transfer Agent and Registrar
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred Stock is Computershare Trust Company, N.A.
Maturity
The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “— Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series B Preferred Stock.
Ranking
The Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

Exhibit 4.1
osenior to all classes or series of our common stock and any other Junior Stock we may issue;
oon a parity with our Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any Parity Stock we may issue;
ojunior to any Senior Stock we may issue; and
oeffectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.
Dividends
Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series B Preferred Stock from and including the date of original issuance to, but not including, March 30, 2024 (the “Fixed Rate Period”) will be 8.00% of the $25.00 per share liquidation preference per annum (equivalent to $2.00 per annum per share). On and after March 30, 2024 (the “Floating Rate Period”), dividends on the Series B Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 5.791%.
Dividends on the Series B Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the 30th day of each March, June, September and December (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the articles supplementary designating the Series B Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series B Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by our board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:
oLIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
oif no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank

Exhibit 4.1
market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York City banks selected by us do not quote rates in the manner described above, the Three-Month LIBOR Rate for the applicable Dividend Period will be the same as for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding Dividend Period.
“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series B Preferred Stock to, but excluding, June 30, 2017.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
After June 30, 2023, all LIBOR tenors relevant to us ceased to be published or became no longer representative. We believe that the federal Adjustable Interest Rate (LIBOR) Act (the “Act”) and the related regulations promulgated thereunder are applicable to the Series B Preferred Stock. In light of the applicability of the Act, we believe, given all of the information available to us to date, that three-month CME Term SOFR plus the applicable tenor spread adjustment of 0.26161% per annum have automatically replaced three-month LIBOR as the reference rate for calculations of the dividend rate payable on the Series B Preferred Stock for dividend periods from and after March 30, 2024.
No dividends on shares of Series B Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof

Exhibit 4.1
would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future dividends on our common stock and preferred stock, including the Series B Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series B Preferred Stock or what the actual dividends will be for any future period.
Except as noted below, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or other Parity Stock we may issue and no other distribution may be declared or made upon our common stock or other Junior Stock or our Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or other Parity Stock we may issue. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series B Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other Parity Stock we may issue, all dividends declared upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of

Exhibit 4.1
money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series B Preferred Stock will not be entitled to any further payment.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other Parity Stock we may issue, then the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series B Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under the MGCL with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock will not be added to our total liabilities.
Redemption
The Series B Preferred Stock is not redeemable by us prior to March 30, 2024, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit) and except as described below under “— Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).
Optional Redemption. On and after March 30, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid

Exhibit 4.1
dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of Series B Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “— Conversion Rights” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:
othe acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
ofollowing the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem Series B Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:
othe redemption date;
othe number of shares of Series B Preferred Stock to be redeemed;
othe redemption price;
othe place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price;
othat dividends on the shares to be redeemed will cease to accumulate on the redemption date;
oif applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
oif such redemption is being made in connection with a Change of Control, that the holders of the shares of Series B Preferred Stock being so called for redemption will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change

Exhibit 4.1
of Control and that each share of Series B Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock, except as to the holder to whom notice was defective or not given.
Holders of shares of Series B Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series B Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series B Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise permitted in our charter, we will redeem the requisite number of shares of Series B Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
Immediately prior to any redemption of Series B Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred Stock to be redeemed.

Exhibit 4.1
Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series B Preferred Stock may be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series B Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter.
Subject to applicable law, we may purchase shares of Series B Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series B Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock held by such holder as described above under “— Redemption,” in which case such holder will have the right only with respect to shares of Series B Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
othe quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
othe “Share Cap,” originally 2.65111, now 0.8837 as a result of the Reverse Stock Split, subject to certain adjustments as described below.
Notwithstanding anything in the articles supplementary designating the Series B Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series B Preferred Stock to be converted.

Exhibit 4.1
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series B Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such shares of the Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series B Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series B Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series B Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof

Exhibit 4.1
will affect the validity of the proceedings for the conversion of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
othe events constituting the Change of Control;
othe date of the Change of Control;
othe last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;
othe method and period for calculating the Common Stock Price;
othe Change of Control Conversion Date;
othat if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series B Preferred Stock, holders of Series B Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series B Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
oif applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;
othe name and address of the paying agent, transfer agent and conversion agent for the Series B Preferred Stock;
othe procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series B Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
othe last date on which holders of Series B Preferred Stock may withdraw shares of Series B Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series B Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent, therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series B Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
othe relevant Change of Control Conversion Date;
othe number of shares of Series B Preferred Stock to be converted; and

Exhibit 4.1
othat the shares of the Series B Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series B Preferred Stock.
The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
othe number of withdrawn shares of Series B Preferred Stock;
oif certificated shares of Series B Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and
othe number of shares of Series B Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of Series B Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Shares of Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series B Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above

Exhibit 4.1
under “— Redemption—Optional Redemption” or “— Redemption—Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series B Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such shares of the Series B Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder. Please see “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series B Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) and holders of Series B Preferred Stock, voting as a single class with holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series B Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series B Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of

Exhibit 4.1
office of any directors elected by holders of Series B Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series B Preferred Stock (voting together as a single class with the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series B Preferred Stock when they have the voting rights described in this paragraph, the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.
On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock, the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series B Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable.
Any director elected by holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any class or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any class or series of preferred stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable).
So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time, voting together as a single class with the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our

Exhibit 4.1
charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of Series B Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series B Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series B Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series B Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series B Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series B Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
Except as expressly stated in the articles supplementary designating the Series B Preferred Stock, the Series B Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series B Preferred Stock have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series B Preferred Stock.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.chimerareit.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
In order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our

Exhibit 4.1
stock. These provisions may restrict the ability of a holder of Series B Preferred Stock to convert such stock into our common stock as described above under “—Conversion Rights.” Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
Preemptive Rights
No holders of Series B Preferred Stock, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Book-Entry Procedures
DTC acts as securities depositary for the Series B Preferred Stock. We have issued one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates represent the total aggregate number of shares of Series B Preferred Stock. We have deposited these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to holders of the Series B Preferred Stock for the shares of Series B Preferred Stock that are purchased, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When shares of Series B Preferred Stock are purchased within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC’s records. Holders of the Series B Preferred Stock will be considered to be the “beneficial owner” of the Series B Preferred Stock. Such beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.
Holders of the Series B Preferred Stock will not receive written confirmation from DTC of the purchase. The Direct or Indirect Participants through whom the Series B Preferred Stock were purchased

Exhibit 4.1
should send such holders written confirmations providing details of the transactions, as well as periodic statements of the holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as a holder of the Series B Preferred Stock, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series B Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series B Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the

Exhibit 4.1
Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Exhibit 4.1
Description of the Series C Preferred Stock
The following description of certain terms of the Series C Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary designating the terms of the Series C Preferred Stock, our bylaws and Maryland law. In this section, (i) our “Junior Stock” means our common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (ii) our “Parity Stock” means our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and any class or series of stock issued by us that by its terms ranks on parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.
General
Pursuant to our charter, our board of directors and a committee of the board classified and designated 11,500,000 shares of the Series C Preferred Stock, par value of $0.01 per share. As of December 31, 2025, 10,400,000 shares of the Series C Preferred Stock were issued and outstanding.
Our board of directors may, without the approval of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series C Preferred Stock or designate additional shares of the Series C Preferred Stock and authorize the issuance of such shares.
Listing
Our Series C Preferred Stock is listed on the New York Stock Exchange under the symbol “CIM PRC”.
Transfer Agent and Registrar
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series C Preferred Stock is Computershare Trust Company, N.A.
Maturity
The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series C Preferred Stock.
Ranking
The Series C Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

Exhibit 4.1
osenior to all classes or series of our common stock and any other Junior Stock we may issue;
oon a parity with our Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and any Parity Stock we may issue;
ojunior to any Senior Stock we may issue; and
oeffectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.
Dividends
Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series C Preferred Stock from and including the date of original issuance to, but not including, September 30, 2025 (the “Fixed Rate Period”) will be 7.75% of the $25.00 per share liquidation preference per annum (equivalent to $1.9375 per annum per share). On and after September 30, 2025 (the “Floating Rate Period”), dividends on the Series C Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 4.743%.
Dividends on the Series C Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the 30th day of each March, June, September and December (each, as may be modified as provided below, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary designating the Series C Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Dividends payable on the Series C Preferred Stock for the Fixed Rate Period, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series C Preferred Stock for the Floating Rate Period, including dividends payable for any partial Dividend Period, will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by our board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:
oLIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
oif no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market

Exhibit 4.1
and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.
Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.
“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.

Exhibit 4.1
“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series C Preferred Stock to, but excluding, December 30, 2018.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
After June 30, 2023, all LIBOR tenors relevant to us ceased to be published or became no longer representative. We believe that the Act and the related regulations promulgated thereunder are applicable to the Series C Preferred Stock. In light of the applicability of the Act, we believe, given all of the information available to us to date, that three-month CME Term SOFR plus the applicable tenor spread adjustment of 0.26161% per annum have automatically replaced three-month LIBOR as the reference rate for calculations of the dividend rate payable on the Series C Preferred Stock for dividend periods from and after September 30, 2025.
No dividends on shares of Series C Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears, and holders of Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future dividends on our common stock and preferred stock, including the Series C Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series C Preferred Stock or what the actual dividends will be for any future period.

Exhibit 4.1
Except as noted below, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or other Parity Stock we may issue and no other distribution may be declared or made upon our common stock or other Junior Stock or our Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or other Parity Stock we may issue. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series C Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other Parity Stock we may issue, all dividends declared upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series C Preferred Stock will not be entitled to any further payment.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other Parity Stock we may issue, then the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Exhibit 4.1
Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series C Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under the MGCL with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series C Preferred Stock will not be added to our total liabilities.
Redemption
The Series C Preferred Stock is not redeemable by us prior to September 30, 2025, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).
Optional Redemption. On and after September 30, 2025, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series C Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:
othe acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors

Exhibit 4.1
(except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
ofollowing the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem Series C Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series C Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:
othe redemption date;
othe number of shares of Series C Preferred Stock to be redeemed;
othe redemption price;
othe place or places where certificates (if any) for the Series C Preferred Stock are to be surrendered for payment of the redemption price;
othat dividends on the shares to be redeemed will cease to accumulate on the redemption date;
oif applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
oif such redemption is being made in connection with a Change of Control, that the holders of the shares of Series C Preferred Stock being so called for redemption will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and that each share of Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the Series C Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock, except as to the holder to whom notice was defective or not given.
Holders of shares of Series C Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series C Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any

Exhibit 4.1
redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series C Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series C Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise permitted in our charter, we will redeem the requisite number of shares of Series C Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
Immediately prior to any redemption of Series C Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series C Preferred Stock may be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series C Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter.
Subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series C Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election

Exhibit 4.1
to redeem some or all of the shares of Series C Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
othe quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
othe “Share Cap,” originally 2.661, now 0.887 as a result of the Reverse Stock Split, subject to certain adjustments as described below.
Notwithstanding anything in the articles supplementary designating the Series C Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series C Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Stock will receive upon conversion of such shares

Exhibit 4.1
of the Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series C Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
othe events constituting the Change of Control;
othe date of the Change of Control;
othe last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;
othe method and period for calculating the Common Stock Price;
othe Change of Control Conversion Date;
othat if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series C Preferred Stock, holders of Series C Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series C Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
oif applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;
othe name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Stock;
othe procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series

Exhibit 4.1
C Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
othe last date on which holders of Series C Preferred Stock may withdraw shares of Series C Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series C Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent, therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series C Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
othe relevant Change of Control Conversion Date;
othe number of shares of Series C Preferred Stock to be converted; and
othat the shares of the Series C Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series C Preferred Stock.
The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.

Exhibit 4.1
Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
othe number of withdrawn shares of Series C Preferred Stock;
oif certificated shares of Series C Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and
othe number of shares of Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of Series C Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption— Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series C Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such shares of the Series C Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder. Please see “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Exhibit 4.1
Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series C Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock) and the holders of Series C Preferred Stock, voting as a single class with holders of the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series C Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series C Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series C Preferred Stock (voting together as a single class with the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series C Preferred Stock and the holders of the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock when they have the voting rights described in this paragraph, the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.
On each matter on which holders of Series C Preferred Stock are entitled to vote, each share of Series C Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Series A Preferred Stock, the Series B Preferred Stock and Series D Preferred Stock, have the right to vote with the Series C Preferred Stock as a single class on any matter, the Series C Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, Series D Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of

Exhibit 4.1
liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series C Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable.
Any director elected by holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any class or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any class or series of preferred stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable).
So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series C Preferred Stock outstanding at the time, voting together as a single class with the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and all other classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of Series C Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series C Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series C Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series C Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series C Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series C Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.

Exhibit 4.1
Except as expressly stated in the articles supplementary designating the Series C Preferred Stock, the Series C Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series C Preferred Stock have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series C Preferred Stock.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.chimerareit.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
In order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, our charter, including the articles supplementary setting forth the terms of the Series C Preferred Stock, provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. These provisions may restrict the ability of a holder of Series C Preferred Stock to convert such stock into our common stock as described above under “—Conversion Rights.” Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
Preemptive Rights
No holders of Series C Preferred Stock, as holders of Series C Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Book-Entry Procedures
DTC acts as securities depositary for the Series C Preferred Stock, which will only be issued in the form of global securities held in book-entry form. We will not issue certificates to holders of the Series C Preferred Stock for the shares of Series C Preferred Stock that are purchased, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.

Exhibit 4.1
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When shares of Series C Preferred Stock are purchased within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Stock on DTC’s records. Holders of the Series C Preferred Stock will be considered to be the “beneficial owner” of the Series C Preferred Stock. Such beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series C Preferred Stock are credited.
Holders of the Series C Preferred Stock will not receive written confirmation from DTC of the purchase. The Direct or Indirect Participants through whom the Series C Preferred Stock were purchased should send such holders written confirmations providing details of the transactions, as well as periodic statements of the holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as a holder of the Series C Preferred Stock, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series C Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series C Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series C Preferred Stock in accordance with its procedures.

Exhibit 4.1
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series C Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series C Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Exhibit 4.1
Description of the Series D Preferred Stock
The following description of certain terms of the Series D Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary designating the terms of the Series D Preferred Stock, our bylaws and Maryland law. In this section, (i) our “Junior Stock” means our common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (ii) our “Parity Stock” means our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and any class or series of stock issued by us that by its terms ranks on parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.
General
Pursuant to our charter, our board of directors and a committee of the board classified and designated 8,510,000 shares of the Series D Preferred Stock, par value of $0.01 per share. As of December 31, 2025, 8,000,000 shares of the Series D Preferred Stock were issued and outstanding.
Our board of directors may, without the approval of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series D Preferred Stock or designate additional shares of the Series D Preferred Stock and authorize the issuance of such shares.
Listing
Our Series D Preferred Stock is listed on the New York Stock Exchange under the symbol “CIM PRD”.
Transfer Agent and Registrar
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series D Preferred Stock is Computershare Trust Company, N.A.
Maturity
The Series D Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series D Preferred Stock.
Ranking
The Series D Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

Exhibit 4.1

osenior to all classes or series of our common stock and any other Junior Stock we may issue;
oon a parity with our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any Parity Stock we may issue;
ojunior to any Senior Stock we may issue; and
oeffectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.
Dividends
Holders of shares of the Series D Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series D Preferred Stock from and including the date of original issuance to, but not including, March 30, 2024 (the “Fixed Rate Period”) will be 8.00% of the $25.00 per share liquidation preference per annum (equivalent to $2.00 per annum per share). On and after March 30, 2024 (the “Floating Rate Period”), dividends on the Series D Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 5.379%.
Dividends on the Series D Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the 30th day of each March, June, September and December (each, as may be modified as provided below, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary designating the Series D Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Dividends payable on the Series D Preferred Stock for the Fixed Rate Period, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series D Preferred Stock for the Floating Rate Period, including dividends payable for any partial Dividend Period, will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by our board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:
oLIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

Exhibit 4.1
oif no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.
Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.

Exhibit 4.1
“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.
“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series D Preferred Stock to, but excluding, June 30, 2019.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
After June 30, 2023, all LIBOR tenors relevant to us ceased to be published or became no longer representative. We believe that the Act and the related regulations promulgated thereunder are applicable to the Series D Preferred Stock. In light of the applicability of the Act, we believe, given all of the information available to us to date, that three-month CME Term SOFR plus the applicable tenor spread adjustment of 0.26161% per annum have automatically replaced three-month LIBOR as the reference rate for calculations of the dividend rate payable on the Series D Preferred Stock for dividend periods from and after March 30, 2024.
No dividends on shares of Series D Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears, and holders of Series D Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series D Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future dividends on our common stock and preferred stock, including the Series D Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot

Exhibit 4.1
guarantee that we will be able to make cash distributions on the Series D Preferred Stock or what the actual dividends will be for any future period.
Except as noted below, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock or other Parity Stock we may issue and no other distribution may be declared or made upon our common stock or other Junior Stock or our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock or other Parity Stock we may issue. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series D Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other Parity Stock we may issue, all dividends declared upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series D Preferred Stock will not be entitled to any further payment.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other Parity Stock we may issue, then the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and such other Parity Stock will share

Exhibit 4.1
ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series D Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under the MGCL with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series D Preferred Stock will not be added to our total liabilities.
Redemption
The Series D Preferred Stock is not redeemable by us prior to March 30, 2024, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).
Optional Redemption. On and after March 30, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series D Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:
othe acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly,

Exhibit 4.1
through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
ofollowing the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem Series D Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series D Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:
othe redemption date;
othe number of shares of Series D Preferred Stock to be redeemed;
othe redemption price;
othe place or places where certificates (if any) for the Series D Preferred Stock are to be surrendered for payment of the redemption price;
othat dividends on the shares to be redeemed will cease to accumulate on the redemption date;
oif applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
oif such redemption is being made in connection with a Change of Control, that the holders of the shares of Series D Preferred Stock being so called for redemption will not be able to tender such shares of Series D Preferred Stock for conversion in connection with the Change of Control and that each share of Series D Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the Series D Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock, except as to the holder to whom notice was defective or not given.
Holders of shares of Series D Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series D Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series D Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares

Exhibit 4.1
of Series D Preferred Stock, those shares of Series D Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series D Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series D Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise permitted in our charter, we will redeem the requisite number of shares of Series D Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
Immediately prior to any redemption of Series D Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series D Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series D Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series D Preferred Stock may be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series D Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter.
Subject to applicable law, we may purchase shares of Series D Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series D Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights

Exhibit 4.1
Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series D Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series D Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series D Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
othe quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series D Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series D Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
othe “Share Cap,” originally 2.72035, now 0.9067833 as a result of the Reverse Stock Split, subject to certain adjustments as described below.
Notwithstanding anything in the articles supplementary designating the Series D Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series D Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series D Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series D Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Share Cap.

Exhibit 4.1
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Stock will receive upon conversion of such shares of the Series D Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series D Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series D Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series D Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series D Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
othe events constituting the Change of Control;
othe date of the Change of Control;
othe last date on which the holders of Series D Preferred Stock may exercise their Change of Control Conversion Right;
othe method and period for calculating the Common Stock Price;
othe Change of Control Conversion Date;
othat if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series D Preferred Stock, holders of Series D Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series D Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
oif applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock;

Exhibit 4.1
othe name and address of the paying agent, transfer agent and conversion agent for the Series D Preferred Stock;
othe procedures that the holders of Series D Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series D Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
othe last date on which holders of Series D Preferred Stock may withdraw shares of Series D Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series D Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series D Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series D Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent, therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series D Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
othe relevant Change of Control Conversion Date;
othe number of shares of Series D Preferred Stock to be converted; and
othat the shares of the Series D Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series D Preferred Stock.
The “Change of Control Conversion Date” is the date the Series D Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series D Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market

Exhibit 4.1
as reported by OTC Markets Group or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
Holders of Series D Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
othe number of withdrawn shares of Series D Preferred Stock;
oif certificated shares of Series D Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and
othe number of shares of Series D Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of Series D Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Shares of Series D Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series D Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series D Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series D Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption— Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series D Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series D Preferred Stock, no holder of Series D Preferred Stock will be entitled to convert such shares of the Series D Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder. Please see “—Restrictions on Transfer and Ownership” below and “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.

Exhibit 4.1
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series D Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series D Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of Series D Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) and the holders of Series D Preferred Stock, voting as a single class with holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series D Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series D Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series D Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series D Preferred Stock (voting together as a single class with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series D Preferred Stock and the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series D Preferred Stock when they have the voting rights described in this paragraph, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.
On each matter on which holders of Series D Preferred Stock are entitled to vote, each share of Series D Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Series A Preferred Stock, the Series B Preferred Stock and

Exhibit 4.1
the Series C Preferred Stock, have the right to vote with the Series D Preferred Stock as a single class on any matter, the Series D Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series D Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable.
Any director elected by holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any class or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any class or series of preferred stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable).
So long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series D Preferred Stock outstanding at the time, voting together as a single class with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and all other classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of Series D Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series D Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series D Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series D Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series D Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series D Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock (voting as a separate class) shall also be required.

Exhibit 4.1
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
Except as expressly stated in the articles supplementary designating the Series D Preferred Stock, the Series D Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series D Preferred Stock have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series D Preferred Stock.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.chimerareit.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
In order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, our charter, including the articles supplementary setting forth the terms of the Series D Preferred Stock, provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. These provisions may restrict the ability of a holder of Series D Preferred Stock to convert such stock into our common stock as described above under “—Conversion Rights.” Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” in this exhibit.
Preemptive Rights
No holders of Series D Preferred Stock, as holders of Series D Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Book-Entry Procedures
DTC acts as securities depositary for the Series D Preferred Stock, which will only be issued in the form of global securities held in book-entry form. We will not issue certificates to holders of the Series D Preferred Stock for the shares of Series D Preferred Stock that are purchased, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series D Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by

Exhibit 4.1
DTC. Each person owning a beneficial interest in shares of the Series D Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series D Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When shares of Series D Preferred Stock are purchased within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series D Preferred Stock on DTC’s records. Holders of the Series D Preferred Stock will be considered to be the “beneficial owner” of the Series D Preferred Stock. Such beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series D Preferred Stock are credited.
Holders of the Series D Preferred Stock will not receive written confirmation from DTC of the purchase. The Direct or Indirect Participants through whom the Series D Preferred Stock were purchased should send such holders written confirmations providing details of the transactions, as well as periodic statements of the holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as a holder of the Series D Preferred Stock, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series D Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Exhibit 4.1
Any redemption notices with respect to the Series D Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series D Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series D Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series D Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series D Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series D Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series D Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series D Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series D Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series D Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Exhibit 4.1

Description of the 9.000% Notes, 9.250% Notes and 8.875% Notes (collectively, the “Notes”)
We issued each series of Notes under an indenture, which we refer to as the “base indenture,” dated as of April 13, 2020, between us and Wilmington Trust, National Association, as trustee, which we refer to as the “trustee,” as supplemented by the second, third and fourth supplemental indentures establishing the terms of the 9.000% Notes, 9.250% Notes and 8.875% Notes, respectively, which we refer to, collectively, as the “supplemental indentures.” We refer to the base indenture and the supplemental indentures, collectively, as the “indenture.” The terms of each series of Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
The following description is a summary of the material provisions of the Notes and (solely as it applies to the Notes) the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.
For purposes of this description of the Notes, references to “Chimera,” “we,” “our” and “us” refer solely to Chimera Investment Corporation and not to its subsidiaries.
General
The 9.000% Notes are a single series under the indenture, initially in the aggregate principal amount of $65,000,000. The 9.250% Notes are a single series under the indenture, in the aggregate principal amount of $74,750,000. The 8.875% Notes are a single series under the indenture, in the aggregate principal amount of $120,000,000. The Notes were issued only in fully registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof. The Notes are evidenced by one or more global notes in book-entry only form, except under the limited circumstances described under “— Certificated Notes.” The 9.000% Notes, 9.250% Notes and 8.875% Notes are listed on the NYSE under the symbols “CIMN,” “CIMO” and “CIMP,” respectively.
The Notes are not convertible into, or exchangeable for, our common shares or any other securities. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing any of our other securities. Other than the restrictions described under “— Merger, Consolidation and Transfer of Assets” below”), the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
Ranking
The Notes:

•are our senior direct unsecured obligations;

•rank equal in right of payment to any of our existing and future unsecured indebtedness;

•rank senior in right of payment to any of our existing and future indebtedness that is contractually subordinated to the Notes;

Exhibit 4.1
•are effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries and of any entity we account for using the equity method of accounting.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available to us for payment on the Notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.
Additional Notes
The series of debt securities of which the applicable series of Notes are a part may be reopened and we may, from time to time, issue additional debt securities of the same series ranking equally and ratably with the Notes and with terms identical to the applicable series of Notes, except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the applicable series of Notes, provided that if any such additional debt securities are not fungible with the applicable series of Notes for U.S. federal income tax purposes, such additional debt securities will have separate CUSIP and ISIN numbers from the applicable series of Notes. The additional debt securities will carry the same right to receive accrued and unpaid interest on the applicable series of Notes, and such additional debt securities will form a single series of debt securities with the applicable series of Notes.
Interest
The 9.000% Notes, 9.250% Notes and 8.875% Notes will bear interest at the rate of 9.000%, 9.250% and 8.875% per annum, respectively, from, and including, May 22, 2024, August 19, 2024 and September 16, 2025, respectively, and the subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption date, as the case may be. Interest on the 9.000% Notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2024, to the persons in whose names the 9.000% Notes are registered at the close of business on February 1, May 1, August 1 and November 1, as the case may be, immediately before the relevant interest payment date. All payments will be made in U.S. dollars. Interest on the 9.250% Notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2024, to the persons in whose names the 9.250% Notes are registered at the close of business on February 1, May 1, August 1 and November 1, as the case may be, immediately before the relevant interest payment date. Interest on the 8.875% Notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2025, to the persons in whose names the 8.875% Notes are registered at the close of business on February 1, May 1, August 1 and November 1, as the case may be, immediately before the relevant interest payment date. All payments will be made in U.S. dollars.

Exhibit 4.1
Interest on the Notes will be computed on the basis of a 360 day year consisting of twelve 30 day months. Interest payments will be made only on a Business Day (as defined below). If any interest payment is due on a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day. Additional Amounts (as defined below) shall not be payable with respect to the Notes.
“Additional Amounts” means any additional amounts to be paid by us in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders under certain circumstances, as described in the indenture.
“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined below).

We will pay interest to the person listed in the registrar’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the note on the interest payment date. Because we pay all of the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.
Maturity
The 9.000% Notes, 9.250% Notes and 8.875% Notes will mature on May 15, 2029, August 15, 2029, and August 15, 2030, respectively, and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “— Optional Redemption of the Notes.” The Notes will not be entitled to the benefits of, or be subject to, any sinking fund. If the maturity date or any redemption date falls on a non-Business Day, we will make the payment on the next day that is a Business Day.
The Notes will not be subject to repayment at the option of the holder prior to the stated maturity date.
Optional Redemption of the Notes
On or after May 15, 2026, August 15, 2026 and August 15, 2027, at any time and from time to time, we may redeem for cash all or any portion of the 9.000% Notes, 9.250% Notes or 8.875% Notes, respectively, at our option, at a redemption price equal to 100% of the principal amount of the applicable series of Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Exhibit 4.1
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.
We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the applicable series of Notes, the particular series of Notes to be redeemed will be selected by the trustee in accordance with policies and procedures of DTC.
Merger, Consolidation and Transfer of Assets
We will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

•	either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;
•	immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing; and
•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.
In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.
Events of Default
An Event of Default with respect to the debt securities of any series is defined in the indenture as being:

Exhibit 4.1
1.default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;
2.default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);
3.default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;
4.default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);
5.default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;
6.default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt, as defined below) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;
7.failure by us or any of our Subsidiaries to pay final judgments or decrees entered by a court or courts of competent jurisdiction aggregating in excess of $100 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;
8.specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or
9.any other Event of Default established for the debt securities of that series.
If an Event of Default with respect to the Notes occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes to be due and payable immediately. The holders of a majority in principal amount of the Notes may rescind such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely as a result of such acceleration.
Holders of Notes may not enforce the indenture or the Notes, except as provided in the indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. The Trustee may withhold from holders of Notes notice of any continuing default (except a default in the payment of

Exhibit 4.1
principal or interest or the repurchase price in connection with a Change of Control Repurchase Event) if it determines that withholding notice is in their interests.
Discharge, Defeasance and Covenant Defeasance
The indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:
•either

(1)all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, or
(2)all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•we have paid all other sums payable under the indenture with respect to the debt securities of that series; and
•the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.
We may elect with respect to any series of debt securities either:
•to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for:

(1)the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,
(2)the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and
(3)certain other limited obligations.

Exhibit 4.1
•to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.
The defeasance or covenant defeasance described above shall only be effective if, among other things:
•it shall not result in a breach or violation of, or constitute a default under, the indenture;
•in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service, or IRS, a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
•in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;
•in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
•if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

Exhibit 4.1
The Registrar and Paying Agent
We designated the trustee as the registrar and paying agent for the Notes. Payments of interest and principal will be made, and the Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For Notes which we issue in book-entry only form evidenced by a global note, payments will be made to a nominee of the depository.
No Personal Liability
The indenture will provide that no recourse for the payment of the principal of, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in the Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, trustee, employee or controlling person of our company or of any successor person thereto. Each holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Covenants
Other than as described below under “— Offer to Repurchase Upon a Change of Control Repurchase Event,” the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, change of control, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our option to redeem the applicable series of Notes as described above, we will make an offer to each holder of the applicable series of Notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s applicable series of Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the applicable series of Notes repurchased plus any accrued and unpaid interest on the applicable series of Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the applicable series of Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the applicable series of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of such series of Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of such series of Notes by virtue of such conflict.

Exhibit 4.1
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1)accept for payment all Notes or portions of Notes of the applicable series properly tendered pursuant to our offer;

(2)deposit with the trustee an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes of the applicable series properly tendered; and

(3)deliver or cause to be delivered to the trustee the Notes of the applicable series properly accepted, together with an officers’ certificate stating the aggregate principal amount of such Notes being purchased by us.

We will not be required to make an offer to repurchase the applicable series of Notes upon a Change of Control Repurchase Event if (i) we or our successor delivered a notice to redeem in the manner, at the times and otherwise in compliance with the optional redemption and repayment provision described above prior to the occurrence of the Change of Control Repurchase Event or (ii) a third party makes an offer in respect of the applicable series of Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes of the applicable series properly tendered and not withdrawn under its offer.
There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of applicable series of Notes tendered. Our failure to repurchase the applicable series of Notes upon a Change of Control Repurchase Event would result in a default under the indenture. If the holders of the applicable series Notes exercise their right to require us to repurchase the applicable series of Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any credit facility or other debt instruments to which we are or could become party, including the acceleration of the payment of any borrowings thereunder. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the applicable series of Notes.
“Change of Control” means the occurrence of the following:

•the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (as defined below) or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests (as defined below) representing more than 50% of the aggregate Ordinary Voting Power (as defined below) of our issued and outstanding Equity Interests;

•occupation of a majority of the seats (other than vacant seats) on our board of directors by Persons who were neither (i) nominated by our board of directors nor (ii) appointed by directors so nominated; or

•the acquisition of direct or indirect Control (as defined below) of us by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) not in Control of us on the date of the closing of the offering of the applicable series of Notes.

Exhibit 4.1

provided that, for the purposes of this definition, no Change of Control shall be deemed to occur by reason of our becoming a wholly owned Subsidiary (as defined below) of a Successor Parent (as defined below).
“Change of Control Repurchase Event” means the occurrence of a Change of Control.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Ordinary Voting Power” means, with respect to any Person, the power to elect the directors (or functional equivalent) of such Person.
“Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
“Successor Parent” means, any Person for which Equity Interests of such Person representing more than 50% of the aggregate Ordinary Voting Power of the issued and outstanding Equity Interests of such Person immediately after the time we become a wholly owned Subsidiary of such Person, are beneficially owned (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) by one or more Persons that beneficially owned Equity Interests representing more than 50% of the aggregate Ordinary Voting Power of our issued and outstanding Equity Interests immediately prior to our becoming a wholly owned Subsidiary of such Person and in substantially the same proportion as immediately prior to our becoming a wholly owned Subsidiary of such Person.
Information Rights
We, pursuant to Section 314(a) of the Trust Indenture Act, shall: (1) deliver to the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents

Exhibit 4.1
and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then it shall deliver to the trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
Governing Law
The indenture and the Notes are governed by the laws of the State of New York.
Listing
The 9.000% Notes, 9.250% Notes and 8.875% Notes are listed on the NYSE under the symbols “CIMN,” “CIMO,” and “CIMP,” respectively.
Book Entry, Delivery and Form
The Notes are represented by one or more fully registered global notes. Each such global note is deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). For further information, refer to “Description of the Notes – Book Entry, Delivery and Form” in the prospectus supplements to the Registration Statement on Form S-3 (File No. 333-261462), pursuant to which the 9.000% Notes and 9.250% Notes were offered and sold and refer to “Description of the Notes – Book Entry, Delivery and Form” in the prospectus supplement to the Registration Statement on Form S-3 (File No. 333-283045), pursuant to which the 8.875% Notes were offered and sold.